As filed with the the Securities and Exchange Commission on February 11, 2026
File No. 001-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

General Form for Registration of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934

Octave Intelligence Limited1
(Exact Name of Registrant as Specified in its Charter)

Ireland	98-1878833
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
305 Intergraph Way
Madison, Alabama 35758
(Address of principal executive offices, including zip code)
(256) 730-2000
(Registrant’s telephone number, including area code)

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
B Ordinary Shares	Nasdaq Global Select Market
Securities to be Registered Pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act: ☐

1     Octave Intelligence Limited, a company with limited liability incorporated under the laws of Ireland, is the Registrant. We intend to alter the legal status of the Registrant under Irish law from a private limited company by re-registering as a public limited company and changing the name of the Registrant from Octave Intelligence Limited to Octave Intelligence plc prior to the effectiveness of this registration statement.

OCTAVE INTELLIGENCE LIMITED
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN ITEMS OF FORM 10
AND THE ATTACHED INFORMATION STATEMENT.
The information required by the following Form 10 Registration Statement items is contained in the information statement sections identified below, each of which is incorporated in this report by reference:
Item 1. Business
The information required by this item is contained under the sections of the information statement entitled “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business of Octave,” “Where You Can Find More Information” and “Index to Combined Financial Statements.” Those sections are incorporated herein by reference.
Item 1A. Risk Factors
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2. Financial Information
The information required by this item is contained under the sections of the information statement entitled “Summary” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.
Item 3. Properties
The information required by this item is contained under the section of the information statement entitled “Business of Octave—Properties.” That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management
The information required by this item is contained under the sections of the information statement entitled “Summary” and “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters.” Those sections are incorporated herein by reference.
Item 5. Directors and Executive Officers
The information required by this item is contained under the section of the information statement entitled “Corporate Governance and Management.” That section is incorporated herein by reference.
Item 6. Executive Compensation
The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation” Those sections are incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions
The information required by this item is contained under the sections of the information statement entitled “Certain Relationships and Related Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters.” Those sections are incorporated herein by reference.
Item 8. Legal Proceedings
The information required by this item is contained under the section of the information statement entitled “Business of Octave—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters
The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Separation and the Distribution,” “Business of Octave,” “Compensation Discussion and Analysis” and “Description of Our Share Capital.” Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities
The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Our Share Capital—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.
Item 11. Description of Registrant’s Securities to be Registered
The information required by this item is contained under the sections of the information statement entitled “The Separation and the Distribution” and “Description of Our Share Capital.” Those sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers
The information required by this item is contained under the section of the information statement entitled “Indemnification of Directors and Officers.” That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data
The information required by this item is contained under the sections of the information statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements.” Those sections are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 15. Financial Statements and Exhibits
(a)Financial Statements. The information required by this item is contained under the section “Index to Combined Financial Statements” beginning on page F-1 of the information statement. That section is incorporated herein by reference.

(b)Exhibits
The following documents are filed as exhibits hereto:

Exhibit	Description
2.1	Form of Distribution Agreement by and between Hexagon AB and Octave Intelligence plc*

3.1	Form of Articles and Memorandum of Association of Octave Intelligence plc*

4.1	Form of General Terms and Conditions for Swedish Depository Receipts in Octave Intelligence plc*

10.1	Form of Tax Disaffiliation Agreement, by and between Hexagon AB and Octave Intelligence plc*

10.2	Form of Employee Matters Agreement, by and between Hexagon AB and Octave Intelligence plc*

10.3	Form of Transition Services Agreement, by and between Hexagon AB and Octave Intelligence plc*

10.4	Form of Deed of Indemnification entered into by Octave Intelligence plc for the benefit of certain individual directors and officers*

10.5	Form of Indemnification Agreement between Intergraph Corporation and certain individual directors and officers*

21.1	Subsidiaries of Octave Intelligence plc*

99.1	Information Statement of Octave Intelligence Limited, preliminary and subject to completion, dated February 11, 2026
__________________
*To be filed by amendment.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Octave Intelligence Limited

By:	/s/ Benjamin Maslen
Name:	Benjamin Maslen
Title:	Chief Financial Officer